UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): February 9, 2005


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


      0-27460                                                 16-1158413
(Commission File Number)                                   (I.R.S. Employer
                                                          Identification No.)


205 Indigo Creek Drive, Rochester, New York                        14626
(Address of principal executive offices)                         (Zip Code)


                                 (585) 256-0200
               (Registrant's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On February 9, 2005, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter and year ending December 31, 2004. A copy of the press release is being furnished as
Exhibit 99.1 to this form 8-K.


 (c)       Exhibits.

           (99.1) Press release issued by Performance Technologies, Incorporated on February 9, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                PERFORMANCE TECHNOLOGIES, INCORPORATED


February 11, 2005                   By:/s/   Donald L. Turrell
                                   ---------------------------
                                             Donald L. Turrell
                                             President and
                                             Chief Executive Officer


February 11, 2005                   By:/s/   Dorrance W. Lamb
                                   -----------------------------
                                             Dorrance W. Lamb
                                             Chief Financial Officer and
                                             Vice President of Finance

                                                                    Exhibit 99.1

For more information contact:
Dorrance W.Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
http://www.pt.com
finance@pt.com

          Performance Technologies Announces Fourth Quarter and 2004
                              Financial Results

        "Company reports $.07 earnings per share in the latest period, excluding non-recurring items."


ROCHESTER, NY - February 9, 2005 -- Performance Technologies, Inc. (Nasdaq NM:
PTIX), a leading supplier of integrated platforms, components and software solutions for the communications, military and commercial markets today announced its financial results for the fourth quarter and 2004.


Revenue in the fourth quarter 2004 amounted to $13.1 million, compared to $13.3 million in the corresponding quarter a year earlier. Revenue for 2004 amounted to $53.5 million, compared to $50.0 million in 2003. The Company's revenue and earnings in 2004 include the Voice Technology Group's (VTG) operations from the date purchased on January 23, 2004. VTG products generated revenue for the fourth quarter and year amounting to $.5 million and $2.5 million, respectively.


GAAP Information


Net loss for the fourth quarter 2004 amounted to $1.2 million, or $.09 per basic share based on 12.8 million shares outstanding. Net income for the fourth quarter 2003 amounted to $1.1 million, or $.09 per diluted share based on 13.2 million shares outstanding.


Net income for 2004 totaled $2.8 million, or $.21 per diluted share based on
13.2 million shares outstanding. Net income for 2003 amounted to $3.0 million, or $.24 per diluted share based on 12.7 million shares outstanding.


Non-GAAP Information


Management believes that the Company's results excluding non-recurring items provide better comparability of its operations as non-recurring items result from facts and circumstances that vary in frequency, amounts and cause.


Net income for the fourth quarter 2004 amounted to $.9 million, or $.07 per diluted share excluding non-recurring items based on 13.1 million shares outstanding. During the fourth quarter 2004, the Company recorded a valuation charge related to a note receivable from an unaffiliated company in the amount of $3.0 million, or $.15 per diluted share and a restructuring charge amounting to $.2 million, or $.01 per diluted share related to improving the company's cost structure. Net income for the fourth quarter 2003 amounted to $1.6 million, or $.12 per diluted share excluding non-recurring expenses. During the fourth quarter 2003, the Company recorded an incremental restructuring charge amounting to $.1 million, or $.01 per diluted share for a facility closed during 2002. In addition, the Company recorded an impairment charge on an equity investment in the amount of $.4 million, or $.03 per diluted share.

Net income for 2004 amounted to $3.8 million, or $.29 per diluted share excluding non-recurring items based on 13.2 million shares outstanding. For 2004, non-recurring items were recorded for in-process research and development costs associated with an acquisition in the amount of $.2 million, or $.01 per diluted share; sale of its investment in an unaffiliated company realizing a gain of $1.2 million, or $.09 per diluted share; a valuation charge in the amount of $3.0 million, or $.15 per diluted share related to a note receivable from an unaffiliated company, and a restructuring charge amounting to $.2 million, or $.01 per diluted share related to improving the company's cost structure. Net income for 2003 amounted to $3.5 million, or $.28 per diluted share excluding non-recurring expenses. For 2003, non-recurring expenses were recorded for an incremental restructuring charge amounting to $.1 million, or $.01 per diluted share and for an impairment charge amounting to $.4 million, or $.03 per diluted share.

Cash amounted to $25.6 million and $29.6 million at December 31, 2004 and 2003, respectively, and the Company had no long-term debt at either date. During the fourth quarter 2004, the Company received payments amounting to $1.7 million representing a reduction of the original purchase price paid for Mapletree Networks Inc., and $3.1 million from the sale of its interest in an unaffiliated company and payment of a related note receivable.


The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Two years ago, management began implementing a product strategy to strengthen the Company's position as a supplier of fully managed platform solutions for the embedded marketplace. The launch of the Advanced Managed Platform product line in September 2003 marked the introduction of an extensive family of platform solutions that specifically address equipment manufacturers' requirements for increased levels of system integration and services. Management believes the Company is well positioned, offering the most comprehensive range of platforms, integrated components, software and services available in the embedded marketplace today.

Since the introduction of the Advanced Managed Platform, the Company has realized more than twenty-five design wins of varying sizes for its integrated platform products. As of December 2004,a small number of these design wins had reached production levels. Based on discussions with customers, management expects a number of these design wins to reach production during 2005 and contribute meaningfully to the Company's revenue.

The next phase of the Company's strategy will entail combining hardware and software elements from its field-proven product portfolio to form intelligent solutions offering additional value and capabilities. By leveraging the advanced features of the Company's NexusWare software, media processing products, SS7/IP signaling software, and its extensive line of computing and embedded platform components, management plans to provide a set of integrated products for selected IP-based applications forecasted for higher growth. Targeted application markets include media gateway, media server, wireless, voice-over-cable and satellite communications. Since October 2004, the Company has introduced four new products in support of this integrated technology strategy and expects to launch additional high-value products through 2006.

"After several quarters of uncertain conditions in our target markets, the fourth quarter showed positive signs of increased customer demand for our products," said Donald Turrell, president and chief executive officer. "Management is optimistic that the network infrastructure upgrades announced late in 2004 by several major communications carriers, along with our decision to combine our advanced product technology to form higher-value products, will be important contributors to the Company's performance in 2005 and beyond."

During most of 2004, uncertainty in the telecommunications sector using the Company's products and services placed pressure on revenue and operating earnings. Despite this weakness, management continues to believe the Company is strategically positioned to improve its financial performance when target markets become more positive. Nonetheless, management began formulating plans and taking steps in October 2004 to reduce annualized expenses by approximately $2.0 million with a primary focus on centralizing its multi-location operations and streamlining the organization. During the fourth quarter, the Company completed integration of the VTG sales, marketing and administrative functions into its corporate operations and during the first quarter 2005, management expects to complete the integration of the VTG accounting and manufacturing operations into the existing Rochester, NY, headquarters. Also during the first quarter 2005, the Company began transitioning the accounting and manufacturing operations of the Computing Products Group in San Luis Obispo, CA, to its Rochester headquarters. This transition is expected to be completed by the end of the third quarter 2005. During the fourth quarter 2004, the Company incurred a charge of $.2 million, or $.01 per diluted share related to these restructuring efforts. Additional charges related to restructuring actions are expected during 2005.


As of December 31, 2004, the Company held a note receivable in an early-stage company developing voice-over-IP equipment in the amount of $3.0 million (including $.4 million of committed funding in January 2005). While results from their operations improved in 2004 and interest payments have been received, the early-stage company has not raised sufficient outside capital to date to assure its future as a going concern. Therefore, in accordance with GAAP, during the fourth quarter 2004, the Company recorded a valuation charge related to this note receivable in the amount of $3.0 million, or $.15 per diluted share as collection of this note is doubtful.


Guidance


The Company's integrated platforms, components, software solutions and services are incorporated into current and next-generation embedded systems infrastructure. Traditionally, design wins have been an important metric for management to judge the Company's product acceptance in its marketplace. Design wins, if implemented, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached, or during deployment. In addition, during weak or uncertain economic periods, the visibility for customer's orders is limited which frequently causes delays in the placement of orders. These factors often result in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Unfortunately, forward-looking visibility on customer orders continues to be very limited. During the fourth quarter 2004, the Company realized eight design wins for its Advanced Managed Platforms, IPnexus(TM), SEGway(TM) and UniPorte(TM) Architecture product families, each expected to generate greater than $.5 million of annualized revenue when reaching production volumes.


Based upon the current business mix, the current backlog and review of sales forecasts, management expects revenue to be in the range of $13.0 million to $14.0 million in the first quarter 2005. Gross margin is expected to be approximately 48.5% to 51.0% and diluted earnings per share in the first quarter is expected to be $.06 to $.10, excluding any restructuring charges. The effective income tax rate for the first quarter is expected to be 29%.


More in-depth discussions of the Company's strategy and financial performance can be found in the Company's Annual and Quarterly Reports, on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.




About Performance Technologies


Performance Technologies (Nasdaq NM: PTIX) develops integrated platforms, components and software solutions for the world's evolving communications infrastructure. Our broad customer base includes companies in the communications, military and commercial markets. Serving the industry for more than 20 years, our complete line of packet-based products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.


Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit www.pt.com.




Forward Looking Statements


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.


These forward-looking statements are subject to certain risks and uncertainties, and the company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the company's manufacturing arrangements, the protection of the company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an enterprise-wide software system, and potential impairments of investments. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the company as of December 31, 2003, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.








                                   ###


A conference call will be held on Thursday, February 10, 2005 at 10:00 a.m. eastern time to discuss the Company's financial performance for the fourth quarter and 2004. All institutional investors can participate in the conference by dialing (877) 323-2093. The conference call will be available simultaneously for all other investors at (888) 280-8349. A digital recording of the call may be accessed one hour after the completion of the conference from February 10 through February 12, 2005. Participants should dial (888) 509-0081, or for international or local participants, dial (416) 695-5275. A live Webcast of the conference call will be available on the Performance Technologies Web site at www.pt.com and will be archived to the site within two hours after the completion of the call.

           PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                    ASSETS


                                           December 31,          December 31,
                                               2004                  2003
                                        ------------------   -------------------
                                           (unaudited)

Current assets:
  Cash and cash equivalents               $ 25,611,000           $ 29,589,000
  Accounts receivable                       10,185,000              7,857,000
  Inventories                                6,573,000              5,443,000
  Prepaid income taxes                       1,101,000
  Prepaid expenses and other assets            801,000                626,000
  Deferred taxes                             3,088,000              1,714,000
                                        ------------------   -------------------

       Total current assets                 47,359,000             45,229,000

Property, equipment and improvements         2,186,000              2,432,000
Software development costs                   3,653,000              2,597,000
Notes receivable from unconsolidated
  companies, net of valuation allowance                             1,000,000
Investment in unconsolidated company                                  402,000
Goodwill                                     4,143,000
                                        ------------------   -------------------

       Total assets                       $ 57,341,000           $ 51,660,000
                                        ==================   ===================



                     LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
  Accounts payable                          $1,476,000             $1,231,000
  Income taxes payable                                              1,760,000
  Accrued expenses                           3,916,000              4,019,000
                                        ------------------   -------------------

       Total current liabilities             5,392,000              7,010,000

Deferred taxes                               1,198,000                698,000
                                        ------------------   -------------------

       Total liabilities                     6,590,000              7,708,000
                                        ------------------   -------------------

Stockholders' equity:
  Preferred stock
  Common stock                                 133,000                133,000
  Additional paid-in capital                13,476,000             12,863,000
  Retained earnings                         42,308,000             40,532,000
  Treasury stock                            (5,188,000)            (9,536,000)
  Accumulated other comprehensive
    income (loss)                               22,000                (40,000)
                                        ------------------   -------------------
       Total stockholders' equity           50,751,000             43,952,000
                                        ------------------   -------------------

       Total liabilities and
       stockholders' equity               $ 57,341,000           $ 51,660,000
                                        ==================   ===================

            PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
        FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003


                                 Three Months Ended        Twelve Months Ended
                                    December 31,               December 31,
                                 2004         2003         2004        2003
                              -----------  -----------  ----------- ------------
                              (unaudited)  (unaudited)  (unaudited)
Sales                         $13,089,000  $13,257,000  $53,489,000 $49,992,000
Cost of goods sold              7,178,000    6,231,000   28,027,000  25,293,000
                              -----------  -----------  ----------- ------------
Gross profit                    5,911,000    7,026,000   25,462,000  24,699,000
                              -----------  -----------  ----------- ------------
Operating expenses:
  Selling and marketing         1,634,000    1,559,000    6,403,000   5,881,000
  Research and development      2,633,000    2,202,000   10,243,000   9,493,000
  General and administrative    1,251,000    1,209,000    4,786,000   4,639,000
  Restructuring charge            205,000      118,000      217,000     118,000
  In-process research and
    development                                             218,000
                              -----------  -----------  ----------- ------------
     Total operating expenses   5,723,000    5,088,000   21,867,000  20,131,000
                              -----------  -----------  ----------- ------------
Income from operations            188,000    1,938,000    3,595,000   4,568,000

Note receivable valuation
    charge                     (3,000,000)               (3,000,000)
Other income, net                 276,000      118,000      747,000     522,000
                              -----------  -----------  ----------- ------------

(Loss) income before income
    taxes, equity in income
    (loss) of unconsolidated
    company, gain on sale of
    investment and impairment
    of minority interest
    investment                 (2,536,000)   2,056,000    1,342,000   5,090,000

Income tax (benefit) provision (1,357,000)     493,000      (87,000)  1,339,000
                              -----------  -----------  ----------- ------------

(Loss) income before equity
    in income (loss) of
    unconsolidated company,
    gain on sale of investment
    and impairment of minority
    interest investment        (1,179,000)   1,563,000    1,429,000   3,751,000
Equity in income (loss) of
    unconsolidated company                     (37,000)     182,000    (309,000)
Gain on sale of investment in
    unconsolidated company,
    net of tax                                            1,169,000
Impairment of minority interest
    investment                                (392,000)                (392,000)

                              -----------  -----------  ----------- ------------
      Net (loss) income       $(1,179,000)  $1,134,000   $2,780,000  $3,050,000
                              ===========  ===========  =========== ============

Basic earnings per share         $   (.09)    $    .09     $    .22    $    .25
                              ===========  ===========  =========== ============

Weighted average common shares 12,775,000   12,374,000   12,720,000  12,259,000
                              ===========  ===========  =========== ============

Diluted earnings per share       $   (.09)    $    .09     $    .21    $    .24
                              ===========  ===========  =========== ============
Weighted average common and
  common equivalent shares     12,775,000   13,183,000   13,219,000  12,692,000
                              ===========  ===========  =========== ============